Exhibit 4.14
FOURTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT AND WAIVER
     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this “Amendment”) is made and entered into effective as of June 29, 2007, by and among TEPPCO PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), the several banks and other financial institutions listed on the signature pages attached hereto (collectively, the “Lenders”), and SUNTRUST BANK (“SunTrust”), as the Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).
WITNESSETH:
     WHEREAS, the Borrower, the Lenders, and the Administrative Agent are parties to a certain Amended and Restated Credit Agreement, dated as of October 21, 2004, as amended by a certain First Amendment to Amended and Restated Credit Agreement, dated as of February 23, 2005, by a certain Second Amendment to Amended and Restated Credit Agreement, dated as of December 13, 2005, and by a certain Third Amendment to Amended and Restated Credit Agreement dated as of July 31, 2006 (as so amended and as hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and
     WHEREAS, the Borrower has advised the Lenders and the Administrative Agent that it proposes to cause certain of its Subsidiaries that are Delaware limited partnerships to be converted into Texas limited partnerships, and to merge such Subsidiaries with and into newly organized Texas limited liability companies, and in connection with such conversion and merger transactions the Borrower has requested that the Lenders and the Administrative Agent amend the Credit Agreement and waive any Potential Defaults or Events of Default that may be deemed to occur or result from such conversion and merger transactions, all as set forth in this Amendment, and subject to the terms and conditions hereof, the Lenders are willing to do so;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:
     SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement.
     SECTION 2. Amendments to Article I (“Definitions and Terms”).
     (a) Section 1.1 (“Definitions”) of the Credit Agreement is hereby amended by deleting the definitions for the terms “Midstream”, “TE Products”, “TEPPCO Crude”, and “TEPPCO Crude Pipeline”, and substituting in lieu thereof the following respective definitions for such terms:

     “Midstream” means TEPPCO Midstream Companies, LLC, a Texas limited liability company and successor by merger to TEPPCO Midstream Companies, L.P., a Texas limited partnership and formerly a Delaware limited partnership.
     “TE Products” means TE Products Pipeline Company, LLC, a Texas limited liability company and successor by merger to TE Products Pipeline Company, Limited Partnership, a Texas limited partnership and formerly a Delaware limited partnership.
     “TEPPCO Crude” means TEPPCO Crude Pipeline, LLC, a Texas limited liability company and successor by merger to TEPPCO Crude Pipeline, L.P., a Texas limited partnership and formerly a Delaware limited partnership.
     “TEPPCO Crude Pipeline” means TEPPCO Crude Pipeline, LLC, a Texas limited liability company and successor by merger to TEPPCO Crude Pipeline, L.P., a Texas limited partnership and formerly a Delaware limited partnership.
     (b) Section 1.1 (“Definitions”) of the Credit Agreement is hereby further amended by adding the following terms and accompanying definitions in appropriate alphabetical order:
     “LLC Reorganization Transactions” means, collectively, (i) the transactions more particularly described on Annex I attached to the Fourth Amendment to Amended and Restated Credit Agreement and Waiver dated as of June 29, 2007, among the Borrower, the Lenders, and the Administrative Agent, pursuant to which certain Subsidiaries of the Borrower that are Delaware limited partnerships are being converted into Texas limited partnerships, with such Texas limited partnerships being merged with and into certain newly organized Texas limited liability companies, effective as of June [30], 2007, and (ii) any transactions that are substantially similar, both in form and substance, to those described in the preceding clause (i), pursuant to which any wholly owned Subsidiary of the Borrower that is a limited partnership is converted into and/or merged with and into a wholly owned Subsidiary of the Borrower that is a limited liability company, with such limited liability company succeeding to all of the assets, properties, obligations and liabilities of such limited partnership, provided that (x) the Borrower shall have provided written notice of such transaction to the Administrative Agent, and (y) if such limited partnership is a Guarantor, then the Borrower shall also have caused to be provided to the Administrative Agent a comparable Acknowledgment and Assumption Agreement executed by such successor limited liability company and the comparable certificates, opinions and other documents with respect to such limited liability company, all as described on Annex II to such Fourth Amendment to Amended and Restated Credit Agreement and Waiver.
     SECTION 3. Amendment to Section 9.11 (“Assignment”).
     Section 9.11 (“Assignment”) of the Credit Agreement is hereby amended by adding the following sentence at the end of such section:

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Notwithstanding anything to the contrary contained in this Section 9.11, the Borrower and the Companies, as applicable, may consummate the LLC Reorganization Transactions.
     SECTION 4. Amendment to Article XI (“Events of Default”).
     Section 11.7 (“Change of Control”) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section 11.7:
Section 11.7. Change of Control.
     Any one or more of the following occurs or exists: (a) the Borrower ceases to own (i) at least 99.999% of the Equity Interests in TE Products, TCTM, or Midstream; or (ii) directly or indirectly, 100% of the Equity Interests of TEPPCO GP; or (b) Texas Eastern, Enterprise GP Holdings L.P. or any direct or indirect wholly owned Subsidiary of Enterprise GP Holdings L.P. which has no other assets or businesses other than Equity Interests of the Borrower ceases to be the sole general partner of the Borrower; or (c) TEPPCO GP or any direct or indirect wholly owned Subsidiary of the Borrower which has no other assets other than Equity Interests of TE Products, TCTM, Midstream, Jonah Gas, or any other Subsidiary of the Borrower and has no businesses other than serving as a general partner, managing member or manager of such entities ceases to be the sole general partner, managing member or manager of TE Products, TCTM, or Midstream; or (d) TEPPCO GP and Midstream or any one or more direct or indirect wholly owned Subsidiaries of the Borrower, each of which has no other assets other than Equity Interests of TE Products, TCTM, Midstream or any other Subsidiary of the Borrower and has no businesses other than serving as a general partner, managing member or manager of such entities cease to be the sole general partners, managing members or managers of (or if Jonah Gas has only one general partner, managing member or manager, the sole general partner, managing member or manager of) Jonah Gas; or (e) EPCO, Inc. or Enterprise GP Holdings L.P. ceases to own, directly or indirectly, 100% of the Equity Interests of Texas Eastern; or (f) Midstream ceases to own (i) at least 99.999% of the Equity Interests in Val Verde, and (ii) 100% of the Equity Interests in TEPPCO NGL Pipelines, LLC. Notwithstanding the foregoing, no Potential Default or Event of Default shall be deemed to have occurred or exist under this Section 11.7 as a result of the consummation of the Jonah-Enterprise Transactions unless the Borrower, directly or indirectly, ceases to own at least 60% of the outstanding Equity Interests of Jonah Gas.
     SECTION 5. Waiver of Prospective Defaults.
          Subject to the satisfaction of all conditions and requirements of this Amendment, and notwithstanding anything to the contrary set forth in the Credit Agreement, the Lenders agree to waive any Potential Default or Event of Default that may be deemed to occur or exist under the provisions of Section 9.5 (“Transactions with Affiliates”) or Section 9.10

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(“Amendment of Constituent Documents”) of the Credit Agreement, as a result of the consummation of the LLC Reorganization Transactions to be consummated.
     SECTION 6. Conditions of Effectiveness. This Amendment shall become effective when each of the following conditions shall have been fulfilled:
     (i) the Required Lenders, the Borrower, and the Administrative Agent shall have executed and delivered to the Administrative Agent a counterpart of this Amendment, and the Acknowledgment and Assumption Agreement in the form attached to this Amendment as Exhibit A (the “Acknowledgment and Assumption Agreement”) shall have been executed and delivered to the Administrative Agent by each of the Companies that are parties thereto; and
     (ii) the Administrative Agent shall have received all of the items described in Annex II attached hereto.
The Administrative Agent shall notify the Borrower and the Lenders of the Administrative Agent’s receipt of the documents described in the preceding clauses (i) and (ii) and the resulting effectiveness of this Amendment in accordance with this Section 6.
     SECTION 7. Representations and Warranties. The Borrower represents and warrants that (a) the representations and warranties contained in Article VII of the Credit Agreement (with each reference therein to (i) “this Agreement”, “hereunder” and words of like import referring to the Credit Agreement being deemed to be a reference to this Amendment and the Credit Agreement as amended hereby and (ii) “Credit Documents”, “thereunder” and words of like import being deemed to include this Amendment, the Credit Agreement, as amended hereby, and the Acknowledgment and Assumption Agreement) are true and correct in all material respects (unless they speak to a specific date, are based on facts which have changed by transactions contemplated or expressly permitted (including as an express exception to the restrictions set forth in Article IX of the Credit Agreement) by the Credit Agreement or this Amendment or, with the consent of the Required Lenders, are otherwise updated, modified or supplemented as of a subsequent date) on and as of the date hereof as though made on and as of such date, (b) the LLC Reorganization Transactions and the execution, delivery and performance of this Amendment and the Acknowledgment and Assumption Agreement have been duly authorized by all necessary and appropriate organizational action by each respective Company, do not violate any of the Constituent Documents of any respective Company, and except for violations that individually or collectively are not a Material Adverse Event, do not violate any provision of Legal Requirement applicable to any respective Company, the agreements governing the Senior Notes, or any other material agreement to which any respective Company is a party, (c) upon execution and delivery of this Amendment and the Acknowledgment and Assumption Agreement by each Company party to such agreements, each document will constitute a legal and binding obligation of each such Company, enforceable against it in accordance with its terms, except as enforceability may be limited by Debtor Laws and general principles of equity, and (d) no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes an Event of Default or, to the best knowledge of the Borrower, a Potential Default.

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     SECTION 8. Effect on the Credit Agreement. Except as specifically provided above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
     SECTION 9. Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto, and all reasonable costs and expenses (including, without limitation, counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.
     SECTION 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (in each case, any such execution and delivery may occur by facsimile or pdf transmission of executed counterparts or signature pages), each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     SECTION 11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of the New York.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

TEPPCO PARTNERS, L.P., as Borrower

By:	TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC, as General Partner

	By:	/s/ William G. Manias Name: William G. Manias Title: Vice President and Chief Financial Officer

SUNTRUST BANK, as Administrative Agent and Lender

By:	/s/ David Edge

Name: David Edge
Title: Managing Director
SIGNATURE PAGE TO FOURTH AMENDMENT

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Shannan Townsend
	Name:	Shannan Townsend
	Title:	Director

SIGNATURE PAGE TO FOURTH AMENDMENT

BNP PARIBAS
By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Vice President

By:	/s/ Greg Smothers
	Name:	Greg Smothers
	Title:	Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago))
By:	/s/ Dianne L. Russell
	Name:	Dianne L. Russell
	Title:	Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT

KEYBANK, NATIONAL ASSOCIATION
By:	/s/ Thomas Rajan
	Name:	Thomas Rajan
	Title:	Senior Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT

THE ROYAL BANK OF SCOTLAND PLC
By:	/s/ Patricia Dundee
	Name:	Patricia Dundee
	Title:	Managing Director

SIGNATURE PAGE TO FOURTH AMENDMENT

THE BANK OF NEW YORK
By:	/s/ Raymond J. Palmer
	Name:	Raymond J. Palmer
	Title:	Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT

WELLS FARGO BANK, NA
By:	/s/ Terence C. D’Souza
	Name:	Terence C. D’Souza
	Title:	Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT

UBS LOAN FINANCE LLC
By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services, US

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services, US

SIGNATURE PAGE TO FOURTH AMENDMENT

UNION BANK OF CALIFORNIA, N.A.
By:	/s/ Daniel A. Davis
	Name:	Daniel A. Davis
	Title:	Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT

KBC BANK N.V.
By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT

BANK OF COMMUNICATIONS, NEW YORK BRANCH
By:	/s/ Shelley He
	Name:	Shelley He
	Title:	Deputy General Manager

SIGNATURE PAGE TO FOURTH AMENDMENT

BANK HAPOALIM B.M.
By:
Name:
Title:

SIGNATURE PAGE TO FOURTH AMENDMENT

CITIBANK, N.A.
By:	/s/ Todd Mogil
	Name:	Todd Mogil
	Title:	Attorney-in-Fact

SIGNATURE PAGE TO FOURTH AMENDMENT

LEHMAN BROTHERS BANK, FSB
By:	/s/ Janine M. Shugan
	Name:	Janine M. Shugan
	Title:	Authorized Signatory

SIGNATURE PAGE TO FOURTH AMENDMENT

EXHIBIT A
ACKNOWLEDGMENT AND ASSUMPTION AGREEMENT
     Each of TEPPCO Midstream Companies, LLC (“Midstream”) and TE Products Pipeline Company, LLC (“TE Products”) acknowledges that it is the successor by merger to TEPPCO Midstream Companies, L.P. and TE Products Pipeline Company, Limited Partnership, respectively, each of which was a Delaware limited partnership that was converted into a Texas limited partnership, and as a result of such conversion and merger has succeeded to all assets, properties, obligations and liabilities of TEPPCO Midstream Companies, L.P. and TE Products Pipeline Company, Limited Partnership, respectively, including without limitation, all obligations and liabilities arising under the Guaranty executed and delivered pursuant to the requirements of the Credit Agreement. Without limiting the foregoing, each of Midstream and TE Products hereby assumes and agrees to pay and perform all such obligations and liabilities, jointly and severally with all Guarantors under the Guaranty, to the same extent and with the same effect as if each of them had executed and delivered the Guaranty as an original Guarantor thereunder.
     Each of the undersigned Guarantors consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratifies and confirms the terms of the Guaranty with respect to all indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each of the undersigned Guarantors acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligations of the Borrower, the Guaranty (i) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guarantee of payment of all “Guarantor Obligations” to the extent and as provided therein, including without limitation, all Borrowings and Letters of Credit made and issued under the Credit Agreement, as amended, and (ii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the obligations or liabilities of any Guarantor under the Guaranty.

VAL VERDE GAS GATHERING COMPANY, L.P.

By:	TEPPCO NGL Pipeline, LLC, its sole General Partner

By:
Name:
Title:
SIGNATURE PAGE TO ACKNOWLEDGMENT AND ASSUMPTION AGREEMENT

TCTM, L.P.

By:	TEPPCO GP, Inc., its sole General Partner

By:
Name:
Title:

TEPPCO MIDSTREAM COMPANIES, LLC

By:	TEPPCO GP, Inc., its sole Manager

By:
Name:
Title:

TE PRODUCTS PIPELINE COMPANY, LLC

By:	TEPPCO GP, Inc., its sole Manager

By:
Name:
Title:
SIGNATURE PAGE TO ACKNOWLEDGMENT AND ASSUMPTION AGREEMENT

ANNEX I
LLC REORGANIZATION TRANSACTIONS
     Each of the Companies identified below under the heading “Predecessor Company”, each of which is a Delaware limited partnership, shall be converted into a Texas limited partnership, and each such Texas limited partnership shall be merged with and into the corresponding Company identified below under the heading “Successor Company”, each of which is a Texas limited liability company, and such Successor Company shall, pursuant to the terms of such conversion and merger transactions and applicable law, succeed to and become the owner of all properties and other assets of the corresponding Predecessor Company and shall succeed to and become liable for all obligations and other liabilities of such corresponding Predecessor Company. All such conversion and merger transactions shall be effective as of June [30], 2007.

Predecessor Company	Successor Company

Chaparral Pipeline Company, L.P.	Chaparral Pipeline Company, LLC

Dean Pipeline Company, L.P.	Dean Pipeline Company, LLC

Lubrication Services, L.P.	Lubrication Services, LLC

Panola Pipeline Company, L.P.	Panola Pipeline Company, LLC

Quanah Pipeline Company, L.P.	Quanah Pipeline Company, LLC

TE Products Pipeline Company, Limited Partnership	TE Products Pipeline Company, LLC

TEPPCO Crude Oil, L.P.	TEPPCO Crude Oil, LLC

TEPPCO Crude Pipeline, L.P.	TEPPCO Crude Pipeline, LLC

TEPPCO Midstream Companies, L.P.	TEPPCO Midstream Companies, LLC

Wilcox Pipeline Company, L.P.	Wilcox Pipeline Company, LLC

ANNEX II
CLOSING DOCUMENTS
1.	ACKNOWLEDGMENT AND ASSUMPTION AGREEMENT, executed by each of TCTM, TE Products, Midstream and Val Verde, in the form attached to the Fourth Amendment.
2.	CLOSING CERTIFICATE executed by a Responsible Officer on behalf of the Borrower certifying the accuracy of the representations and warranties set forth in Section 7 of the Fourth Amendment.
3.	OFFICERS’ CERTIFICATE executed by the President or a Vice President and by the Secretary or an Assistant Secretary of TEPPCO GP certifying (a) resolutions adopted by TEPPCO GP’s directors authorizing the executing and delivery of the Acknowledgment and Assumption Agreement as sole manager on behalf of TE Products Pipeline Company, LLC and TEPPCO Midstream Companies, LLC, (b) the incumbency and signatures of officers of TEPPCO GP authorized to execute and deliver any Credit Document as sole manager on behalf of TE Products Pipeline Company, LLC and TEPPCO Midstream Companies, LLC in connection therewith, and (c) the organizational documents, including the certificates of conversion, certificates of formation, certificates of merger, and limited liability company agreements, for each of TE Products Pipeline Company, LLC and TEPPCO Midstream Companies, LLC, and their predecessor companies.

Annex A	-	Resolutions of TEPPCO GP’s Directors
Annex B	-	Organizational Documents, including Certificates of
Conversion, Certificates of Formation,
Certificates of Merger, and Limited Liability
Company Agreements for
TE Products Pipeline Company, LLC
and TEPPCO Midstream Companies, LLC
4.	OPINION OF BRACEWELL & GIULIANI LLP, as counsel to TE Products Pipeline Company, LLC and TEPPCO Midstream Companies, LLC, addressed to the Administrative Agent and the Lenders, with respect to the Acknowledgment and Assumption Agreement, and such other matters as the Administrative Agent may reasonably request.
5.	Such other documents and items as the Administrative Agent may reasonably request prior to the effective date of the Fourth Amendment.